UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2007
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA (State or other Jurisdiction of incorporation)	0-19179 (Commission File Number)	56-1837282 (IRS Employer Identification No.)

1000 PROGRESS PLACE NE P.O. BOX 227 CONCORD, NORTH CAROLINA (Address of principal executive offices)		28026-0227 (Zip Code)
Registrant’s telephone number, including area code: (704) 722-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
ITEM 2.02 Results of Operations and Financial Condition.
On May 1, 2007, CT Communications, Inc. (the “Company”) announced its first quarter 2007 results. The press release related to those results is furnished as Exhibit 99.1.
On May 2, 2007, the Company will hold an investor conference call and webcast to disclose financial results for the first quarter 2007. The Supplemental Information package for use during this conference call is attached as Exhibit 99.2. All information in the Supplemental Information package is presented as of March 31, 2007, and the Company does not assume any obligation to correct or update said information in the future.
This information, including the related Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
This Current Report on Form 8-K and the Exhibits attached hereto contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in such Exhibits and in the Company’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.
ITEM 8.01 Other Events.
On May 1, 2007, the Company announced the declaration of a quarterly cash dividend on its common stock of $0.12 per share to all shareholders of record as of the close of business on June 1, 2007. The quarterly dividend is payable on June 15, 2007. The press release related to the dividend declaration is furnished as Exhibit 99.3.
ITEM 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Ex. No.	Description

99.1	Press Release dated May 1, 2007, Announcing First Quarter 2007 Results

99.2	Supplemental Information for Press Release dated May 1, 2007

99.3	Press Release dated May 1, 2007, Announcing Quarterly Cash Dividend

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC. (Registrant)
Date: May 1, 2007	By:	/s/ Ronald A. Marino
Ronald A. Marino
Chief Accounting Officer